Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2023, relating to the consolidated financial statements of SoundHound AI, Inc., which appears in SoundHound AI, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2022, and 2021. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

ArmaninoLLP
San Jose, California

May 26, 2023